UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2004

Lear Corporation Salaried Retirement Savings Plan
Lear Corporation Hourly Retirement Savings Plan
Lear Corporation Hourly 401(k) Savings Plan

(Exact name of Registrant as specified in its charter)

Delaware	1-11311	13-3386776
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of		Identification
incorporation)		Number)

21557 Telegraph Road, Southfield, Michigan		48034
(Address of principal executive offices)		(Zip Code)

(248) 447-1500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

SIGNATURES
EXHIBIT INDEX
Letter from PricewaterhouseCoopers LLP

Item 4. Change in Registrant’s Certifying Accountant

On February 2, 2004, based upon the recommendation and approval by the Audit Committee of its Board of Directors, Lear Corporation (the “Company”), as the Plan Administrator of the Lear Corporation Salaried Retirement Savings Plan, the Lear Corporation Hourly Retirement Savings Plan and the Lear Corporation Hourly 401(k) Savings Plan (each a “Plan” and collectively, the “Plans”), has dismissed PricewaterhouseCoopers LLP (“PWC”) as the independent public accountants for each Plan and engaged Ernst & Young LLP (“E&Y”) to serve as the independent public accountants for each Plan for the fiscal year ending December 31, 2003.

PWC’s reports on the Plans’ financial statements for each of the years ended December 31, 2002 and 2001 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2002 and 2001 and through February 2, 2004, there were no disagreements with PWC on any matter of accounting principle or practice, financial statement disclosure or auditing scope or procedure which, if not resolved to PWC’s satisfaction, would have caused them to make reference to the subject matter in connection with their reports on the Plans’ financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided PWC with a copy of the foregoing disclosures. Attached as Exhibit 16.1 is a copy of PWC’s letter, dated February 4, 2004, stating its agreement with such statements.

During the years ended December 31, 2002 and 2001 and through the date of the Company’s decision, the Company did not consult E&Y with respect to the application of accounting principles to a Plan specified transaction, either completed or proposed, the type of audit opinion that might be rendered on the Plans’ financial statements or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits

	Exhibit 16.1	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission dated February 4, 2004, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lear Corporation Salaried Retirement Savings Plan Lear Corporation Hourly Retirement Savings Plan Lear Corporation Hourly 401(k) Savings Plan

	BY:	LEAR CORPORATION, as Plan Administrator of the foregoing Plans

Date: February 4, 2004	By:	/s/ William C. Dircks

	Name:	William C. Dircks
	Title:	Vice President and Corporate Controller

EXHIBIT INDEX

Exhibit Number	Description

16.1	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission dated February 4, 2004.